EXHIBIT 10.3

Sacyr Vallehermoso, S.A. Att: Mr. Javier Pérez Gracia Mr. José Puelles

Madrid, October 26, 2006

Subject:     Long-term facility for acquisition of up to 20% of REPSOL YPF, S.A. by SPV wholly-owned by Sacyr Vallehermoso, S.A. (“SYV”)

Dear sirs:

SYV has informed Banco Santander Central Hispano (“SAN”) of its interest in the acquisition of up to 20% of REPSOL YPF, S.A. As a follow-up to our conversations and in response to your request, SAN is pleased to present you with a Firm Offer to underwrite 100% of the above-captioned facility.

The Bank’s commitment is established in the Terms and Conditions included in the Appendix to this letter. In this regard, we attach hereto a Schedule relating to a facility with limited recourse to SYV, as well as a Schedule relating to a bridge facility for a term of up to three months.

Please note that the amounts appearing in the Appendix are based on a transaction value (including all transaction costs) of €6.375 billion. If said value should increase, the financing, equity and contingent guarantee percentages established in this Facility Offer would have to be reconsidered.

By signature of this letter in witness of acceptance, SAN is appointed by you on an exclusive basis as Facility Underwriter and Bookrunner. Therefore, you agree not to appoint other banks as Underwriter and Bookrunner for the same purpose, without out prior consent given in writing. In addition, both parties agree to take into consideration the opinions of the other in the selection process in respect of the Mandate Lead Arrangers.

The Bank may syndicate the transaction with other credit entities before or after the closing thereof, subject to consultation with you.

Underwriting by the Bank is subject:

(i)	to satisfactory contractual documentation, the parties agreeing to negotiate in good faith the contractual documents pertaining to the Facility;

(ii)	to receiving such information as is reasonably requested in order to structure the Facility.

This Facility Offer is also conditioned upon there not being generated through the signature date of the Facility Agreement any alteration in the credit market or in the financial position of SYV and/or the partners of the Borrower, and/or the shareholder group of the latter, which could alter the present frame of action.

The terms and conditions of the appendix are strictly confidential and must not be disclosed or reported to third parties, legal counsel excepted, without the prior express consent of the parties.

This Facility Offer is valid through December 31, 2006.

Please sign this letter, in witness of your acceptance of the contents thereof and of the Schedule of Terms and Conditions.

Very truly yours,

Banco Santander Central Hispano, S.A.
Authorized Signatory,

Accepted and Agreed

Sacyr Vallehermoso, S.A. Authorized Signatory,

FACILITY TO SPV (wholly-owned by SYV)

TERMS AND CONDITIONS OF FACILITY UNDERWRITING

1.	Total Amount:	Up to a maximum of €5,175,000,000, representing 81.17% of the transaction value.

2.	Borrower:	A Spanish SPV, wholly-owned (directly or indirectly) by SYV, with no activity other than the acquisition of up to 20% of the shares of REPSOL
YPF, S.A.

This SPV will have equity of some €1.2 billion in the form of Capital and/or
Subordinated Loan.

3.	Purpose:	Refinancing of outstanding balance of bridge credit facilities totaling €2.6 billion granted for the acquisition of 10% of REPSOL YPF, S.A., as well as for the acquisition, by the method to be established, of an additional 10% of
REPSOL YPF, S.A. until totaling 20%.

4.	Guarantees:	·		Pledge of 100% of the shares of SPV.

		·		Pledge of the shares of REPSOL YPF, S.A. acquired by SPV (in any case, political rights for SYV). The acquired securities of REPSOL
YPF, S.A. shall be deposited at SAN (subject to agreement on conditions of custody).

		·		Irrevocable order of payment of dividends of REPSOL YPF, S.A. into
SAN account.

		·		Pledge of SPV’s bank accounts.

		·		SYV will guarantee the payment of interest on the facility.

		·		SYV is required to submit additional liquid listed securities, to the
Bank’s satisfaction, or cash, as security for the facility when the loan-
to-value ratio falls below 105% during the first 24 months and below
115% as from month 24. This contingent guarantee is limited to total contribution having an equivalent value of €1.275 billion. The parties agree that, among those listed securities, the following shall be acceptable:

			o	Shares of Testa, provided that the said company is in
possession of an asset appraisal report on the basis of
which the value of the shares will be determined. In the
event that SyV chooses to submit shares of Testa, the
equivalent value of the shares to be contributed shall be at least 125% of the amount necessary to re-establish the
loan-to-value ratio established in the above paragraph,
unless at that time Testa meets the free-float requisites
established in the following paragraph.

			o	Shares of Eiffage and/or Itinere (when it goes public)
provided that the minimum free-float of these companies
shall be at least 35% of share capital or €1.0 billion.

o	In the event that SyV has contributed shares of Testa in
order to meet the loan-to-value ratios established in this
section, the Financial Institutions may request that SyV
substitute said shares of Testa for others of Eiffage and/or
Itinere, provided that the latter meet, at the time of the
request, the free-float requisites established in the above
paragraph but Testa does not meet them.

·	SYV agrees, upon maturity of the facility, provided that it is not refinanced, to submit additional liquid listed securities, in accordance with the provisions of the above paragraph, or cash, up to the aggregate limit mentioned in the preceding paragraph, in order to maintain the same loan-to-value ratio as established at the onset of this facility (1.23x) .

5.	Drawdown	Once the conditions precedent established below have been accredited,
Period:	one month from date of signature.

6.	Term:	6 years.

7.	Amortization:	Bullet, sole amortization pay-off at maturity.

8.	Underwriter:	Banco Santander Central Hispano, S.A.

9.	Agent:	SAN

10.	Lender Banks:	Banking syndicate formed by the Underwriter and other Financial
Institutions that, in the end, may enter the transaction.

11.	Interest Period:	1, 3 and 6 months, at the choice of the Borrower.

12.	Interest Rate:	EURIBOR of the relevant term + applicable Margin.

13.	Margin:	The margin shall be:

·	100 basis points per annum through month 24
·	110 basis points per annum from month 24 through month
48
·	120 basis points from month 48

14.	Underwriting,	0.95% of the Total Amount, payable upon the first Drawdown or upon
Structuring and	expiration of the Drawdown Period, whichever occurs first.
Origination
Fee:

15.	Agency Fee:	€60,000 + VAT, payable annually.

16.	Voluntary	The Borrower shall have the option of prepaying the facility amount (in
Prepayment:	whole or in part) without penalty, provided that the prepayment coincides with an interest payment date, and it is made subject to minimum pre-notice to the Agent Bank of 15 business days.

The prepayment must be for a minimum of €25 million and multiples of €5 million, in the event that the principal payment is made with funds other than those generated by the Borrower. Should that not be the case, no minimum will exist.

17. Obligatory	The facility amount must be prepaid in the following circumstances:
Prepayment:
· In full in case of loss of ownership (whether direct or indirect) of
100% of SPV on the part of SYV.

· In full in the event that SPV is merged, absorbs or is absorbed, or changes activity.

· In whole or in part, as appropriate, in the event that SPV proceeds with the sale, in whole or in part, of the shares of REPSOL YPF, S.A.
acquired within the frame of this facility.

· In full in case of breach of the loan-to-value ratio.

18. Market Value of	Result of multiplying the number of shares acquired and pledged by the
the Shares of	SPV by the closing price of the Spanish electronic stock trading system
REPSOL YPF,	(Sistema de Interconexión Bursátil Español).
S.A.:

19. Loan-to-Value	Defined as the quotient between the Market Value of the Shares of
Coverage	REPSOL YPF, S.A. acquired and pledged by SPV at the end of each
Ratio:	Measurement Period and the outstanding balance of the facility at that time, net of cash and equivalents at SPV.

20. Maintenance of	In the event that the Market Value of the Shares of REPSOL YPF, S.A., at
Loan-to-Value	the end of each Coverage Level Measurement Period has suffered a
Coverage	decrease which provokes the Loan-to-Value Coverage Ratio to fall below
Ratio:	that established in section 4 of this Offer, depending upon the time in which it is applicable, during 3 consecutive days, SYV shall submit listed securities, to the satisfaction of the Banks, or funds up to the limit at which the Loan-to-Value Coverage Ratio is re-established. The total maximum value of SYV’s contributions to the Borrower and not recovered, in accordance with the provisions of the following paragraph, shall amount to
€1.275 billion.

If at the end of the following Measurement Period, the share price of
REPSOL YPF, S.A. has appreciated in such a manner that the Loan-to-
Value Coverage Ratio is greater than the one established in section 4 of this Offer, depending upon the time in which applicable, during three consecutive days, SYV may re-draw the cash or the securities previously submitted as collateral.

Once the above-mentioned contingency limit has been exhausted, and in order to maintain the Loan-to-Value Coverage Ratio, SYV may continue contributing funds in order to succeed in maintaining the Loan-to-Value
Coverage Ratio as determined. In any case, at the choice of the Borrower and/or SYV, the following are proposed:

· Reduction of debt.

· Contribution of shares of REPSOL YPF, S.A.

· Contribution of liquid, listed shares.

· Contribution of cash or equivalent.

· Bank guarantee (minimum S&P: A+).

	·	Any other one acceptable by the Financial Institutions.

21. Loan-to-Value	Monthly, except if the Loan-to-Value Coverage Ratio falls below 1.15x, in
Coverage Ratio	which case weekly.
Measurement
Period:	If the Loan-to-Value Coverage Ratio falls below 1.10x, the Measurement
Period shall be daily.

22. Conditions	·	The Loan-to-Value Coverage Ratio must be greater than or equal to
Precedent prior		1.20x in order for SYV not to have to contribute additional
to Closing and		guarantees.
Pay-out
Prior to the drawdown of funds, the Agent must have received, inter alia, the following documents:

	·	Authorizations.

	·	Incorporation, registration, corporate resolutions and powers of attorney of the SPV.

	·	Evidence of paid-in Capital, Subordinated Loan.

	·	Establishment of Guarantees.

	·	Representations: legal status, non-existence of violation, of breach of litigation, of insolvency situations, compliance with tax regulations, non-existence of early termination events, non-existence of financial indebtedness not this facility.

	·	Absence of Material Adverse Change. Any circumstance or fact which adversely and significantly may affect or affects the financial position, equity or capacity of the SPV to meet the obligations deriving from the Facility.

	·	Representation concerning having paid all fees owed to the banks.

23. Borrower’s	During the life of the facility, SPV must fulfill, inter alia, the following
Obligations:	obligations:

	·	Earmark the amount of the facility to the stated purpose.

	·	Compliance with laws, maintenance of authorizations.

	·	Prompt reporting of the existence of a cause for early termination.

	·	Negative Pledge, Pari Passu.

	·	Maintenance of ownership of 100% of the shares of REPSOL YPF,
S.A. acquired by the SPV, free of liens, encumbrances, in-rem rights, options, etc., except for the pledge granted in favor of the Financial
		Institutions.	This obligation shall be excepted in the case
contemplated in section 17.3 of this Offer.

	·	Prohibition against incurring indebtedness other than as
contemplated in these terms and conditions, unless entailing indebtedness subordinated to the bank facility, granted by the

Shareholder.

	·	Prohibition against granting financing and/or bank guarantees and/or other types of guarantees.

	·	Prohibition against making investments, with the sole exception of acquiring new blocks of REPSOL YPF, S.A. and provided that the
Loan-to-Value Coverage Ratio has been greater than 1.15x during two consecutive measurements.

	·	Prohibition against adopting resolutions aimed at dissolution, winding-up, transformation, merger or spin-off of the company.

	·	Prohibition against entering into contracts with especially related persons.

	·	Prohibition against distributing dividends and remunerating the
Subordinated Debt which, as the case may be, SYV’s shareholders contribute.

	·	Exercise the political rights in relation to the shares of REPSOL YPF,
S.A. diligently, so as not to impair at any time the obligations contracted under this Facility and, in any case, under the premise of facilitating a dividend distribution which allows the payment of interest on the bank financing.

	·	Commitment relating to tax consolidation of SPV into the SYV consolidated group and contribution by the shareholder of the relevant funds to SPV for the tax credit of any tax loss that may exist.

	·	The value of the Loan-to-Value Coverage Ratio, at the end of each
Measurement Period, must be greater than or equal to that
established in section 4 of this Offer, depending upon the time in which applicable, provided that the contingent contribution limit of
€1.275 billion, to be contributed by SYV, has been exhausted.

	·	Commitment to submit economic-financial and annual information
(within 180 days following the close) and to audit its Annual Financial
Statements and Management Report annually by a firm of
recognized prestige.

	·	Establishment of interest rate hedging mechanism (at least for 2/3 of the amount and 100% of the facility term), to be determined by mutual agreement with the Bank. Contracting will be carried out at the said bank and pursuant to market conditions.

24. SYV’s	·	Make the contributions of funds or securities described in this facility
Obligations:		offer.

	·	Maintain, at all times, at least €1.0 billion in liquid, listed shares free of liens or available cash in order to satisfy the contributions to maintain the Loan-to-Value Coverage Ratio at the levels established in this offer. This amount shall be reduced in proportion to the limit of SYV’s contingent guarantee, when such limit, due to the effective contribution of securities or cash, has been reduced to €1.0 billion.

25. Other	Costs pertaining to Funding Rupture, Substitute Interest, Market Rupture,

Customary		Default Interest, Change in circumstances, Unforeseen Legal Breach,
Clauses in this		Qualified Credit Entity (for tax purposes). Loan Accounts.
Type of Facility:

26. Assignments:		Financial Institutions may assign and transfer, in whole or in part, their share in this Agreement and, therefore, the rights and obligations emanating therefrom, to other credit entities, financial institutions, securitization fund established or to be established in Spain or abroad (in any case within the EU) as well as to any other entity and, specifically, to companies or entities, whether or not regulated, incorporated for the purpose of participating in the credit or securities market through securitization processes or other processes analogous thereto, provided that no greater costs to the Borrower derive from the assignment. Only entities having their domicile or a permanent establishment in the EU may be assignees.

27. Taxes	and	The Borrower shall be responsible for all present or future taxes and
Expenses:		coefficients (“Increased Costs”) which may accrue in relation to this financial transaction, including legal expenses, external advisers, as well as the movements of funds in Bank of Spain accounts, if any, or any other system used to comply with the payment obligations between the parties to the contract. The banks shall loan from a permanent establishment in the
European Union. Standard gross-up clause.

28. Early		· Breach by the Borrower of any undertaking, obligation, etc.
Termination		established in the contract, considering and evaluating in each case
Events:		the material/substantial nature of each such breach. A grace period or cure period may be established for each one of the early
termination events, to be negotiated by the parties and which, in any case, shall not be greater than 5 business days for breach of payment, and 15 calendar days for others.

· Cross Default with the corporate operation of SYV which completes the facility earmarked towards acquisition of REPSOL YPF, S.A.
shares.

· General non-payment of debts on the part of the Borrower or on the part of any company of the SYV Group.

· Declaration of early termination of any indebtedness of the Borrower or of any company of the SYV Group.

· Change of direct or indirect 100% ownership on the part of SYV.

· Breach or unforeseen ineffectiveness of any representation or warranty.

· Illegality, voidance or ineffectiveness of the guarantees.

· Material Adverse Change. Any circumstance or fact which adversely and significantly may affect or affects the financial position, equity or capacity of the SPV and/or of SYV to meet the obligations deriving from the Facility.

29. Documentation:		The transaction shall be formalized via a loan agreement prepared by a lawfirm of recognized prestige, and shall include the representations, obligations, conditions precedent, termination events and other clauses customary for this type of transaction.

The documentation shall be executed before a Notary Public.

30.	Governing Law	Spanish law and Courts of the city of Madrid
and
Jurisdiction:

31.	Assistance in	SYV agrees to support the Underwriters and to employ its best efforts during
	Syndication:	the syndication to encourage the banks with which a relationship is established to participate in order to guarantee the success of such syndication.

FACILITY TO SPV (wholly-owned by SYV)

TERMS AND CONDITIONS OF BRIDGE FACILITY UNDERWRITING

1.	Total	Up to a maximum of € 2,600,000,000.
Amount:
2.	Borrower:	A Spanish SPV, wholly-owned (directly or indirectly) by SYV, with no activity other than the acquisition of up to 20% of the shares of REPSOL YPF, S.A.
3.	Purpose:	Purchase of up to 20% of the shares of REPSOL YPF, S.A.
4.	Guarantees:	Sacyr Vallehermoso, S.A. will jointly and severally guarantee the Borrower’s obligations.
5.	Term:	3 months from signature date.
6.	Amortization:	Bullet, upon maturity.
7.	Underwriter:	SAN
8.	Interest	1 or 3 months, at choice of Borrower.
Period:
9.	Interest Rate:	EURIBOR plus Applicable Margin.
10.	Applicable	80 basis points.
Margin:
11.	Origination	2 basis points.
Fee:
12.	Covenants:	· Obligation to deposit the shares of REPSOL YPF, S.A. acquired into a custodial account at SAN.
· Prohibition against disposing of the securities deposited.
· In case of sale of the shares of REPSOL YPF, S.A. acquired, earmark
100% towards prepayment.